Exhibit (h)(5)(A)

John Hancock EXCHANGE-TRADED FUND TRUST

AMENDMENT TO SUBLICENSE AGREEMENT

AMENDMENT made as of the ___ day of March, 2016 to the Sublicense Agreement dated September 23, 2015 (the “Agreement”), by and between John Hancock Advisers, LLC (“John Hancock”), a Delaware limited liability company and John Hancock Exchange-Traded Fund Trust, a Massachusetts business trust. In consideration of the mutual covenants contained herein, the parties agree as follows:

1.	CHANGE IN EXHIBIT A

EXHIBIT A of the Agreement, which sets out the Indexes and Marks that John Hancock, through Index Providers, has the right to sublicense, is hereby amended to add Indexes and Marks related to the following new series: (i) John Hancock Multifactor Consumer Staples ETF; (ii) John Hancock Multifactor Energy ETF; (iii) John Hancock Multifactor Industrials ETF; (iv) John Hancock Multifactor Materials ETF; and (v) John Hancock Multifactor Utilities ETF. The amended and restated Exhibit A is set forth hereto.

2.	EFFECTIVE DATE

This Amendment shall become effective as of the date first mentioned above.

3.	DEFINED TERMS

Unless otherwise defined herein, capitalized terms used herein have the meanings specified in or pursuant to the Agreement.

4.	OTHER TERMS OF THE AGREEMENT

Except as specifically amended hereby, all of the terms and conditions of the Agreement shall continue to be in full force and effect and shall be binding upon the parties in accordance with their respective terms.

(THE REMAINDER OF THIS SPACE HAS BEEN INTENTIONALLY LEFT BLANK)

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed under seal by their duly authorized officers as of the date first mentioned above.

JOHN HANCOCK ADVISERS, LLC

By:
Leo Zerilli
Senior Vice President and Chief Investment Officer

JOHN HANCOCK EXCHANGE-TRADED FUND TRUST

By:
Andrew G. Arnott
President

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EXHIBIT A

Product	Index and Mark(s)	Index Provider	Fees
John Hancock Multifactor Large Cap ETF	Index: John Hancock Dimensional Large Cap Index Marks: John Hancock; Dimensional	Dimensional Fund Advisors LP	None
John Hancock Multifactor Mid Cap ETF	Index: John Hancock Dimensional Mid Cap Index Marks: John Hancock; Dimensional	Dimensional Fund Advisors LP	None
John Hancock Multifactor Consumer Discretionary ETF	Index: John Hancock Dimensional Consumer Discretionary Index Marks: John Hancock; Dimensional	Dimensional Fund Advisors LP	None
John Hancock Multifactor Financials ETF	Index: John Hancock Dimensional Technology Index Marks: John Hancock; Dimensional	Dimensional Fund Advisors LP	None
John Hancock Multifactor Healthcare ETF	Index: John Hancock Dimensional Financials Index Marks: John Hancock; Dimensional	Dimensional Fund Advisors LP	None
John Hancock Multifactor Technology ETF	Index: John Hancock Dimensional Healthcare Index Marks: John Hancock; Dimensional	Dimensional Fund Advisors LP	None
John Hancock Multifactor Consumer Staples ETF	Index: John Hancock Dimensional Consumer Staples Index Marks: John Hancock; Dimensional	Dimensional Fund Advisors LP	None
John Hancock Multifactor Energy ETF	Index: John Hancock Dimensional Energy Index Marks: John Hancock; Dimensional	Dimensional Fund Advisors LP	None
John Hancock Multifactor Industrials ETF	Index: John Hancock Dimensional Industrials Index Marks: John Hancock; Dimensional	Dimensional Fund Advisors LP	None

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John Hancock Multifactor Materials ETF	Index: John Hancock Dimensional Materials Index Marks: John Hancock; Dimensional	Dimensional Fund Advisors LP	None
John Hancock Multifactor Utilities ETF	Index: John Hancock Dimensional Utilities Index Marks: John Hancock; Dimensional	Dimensional Fund Advisors LP	None

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